As filed with the Securities and Exchange Commission on October 6, 2000

                                                         Registration No. 333-


                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form S-8

                             REGISTRATION STATEMENT

                        Under The Securities Act of 1933



                           ILLUMINET HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                              36-4042177
             (State or other jurisdiction          (I.R.S. Employer
              of incorporation or organization)     Identification No.)

                                P.O. Box 2909
                             4501 Intelco Loop, S.E.
                             Lacey, Washington 98503
  (Address, including zip code, of Registrant's principal executive offices)

                       ILLUMINET HOLDINGS, INC. NON-QUALIFIED
                     STOCK OPTION AGREEMENT WITH ROGER H. MOORE

                ILLUMINET HOLDINGS, INC. 1997 EQUITY INCENTIVE PLAN

 Roger H. Moore                            Copy to:
 President and Chief Executive Officer     James M. Ash, Esq.
 Illuminet Holdings, Inc.                  Blackwell  Sanders Peper Martin LLP
 P.O. Box 2909                             Two Pershing Square
 4501 Intelco Loop, S.E.                   2300 Main Street,  Suite 1000
 Lacey, Washington  98503                  Kansas  City,   Missouri 64108
 (360) 493-6000                            (816) 983-8000

           (Name, address, telephone number, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------
                                                Proposed      Proposed

     Title of each class of       Amount to      maximum      maximum     Amount of
  securities to be registered         be        offering     aggregate   registration
                                  registered    price per     offering       fee
                                                  share        price
--------------------------------------------------------------------------------------

Common Stock, par value $.01      1,040,000(3)  $2.3575(3)   $2,451,800       $648
per share (1)
--------------------------------------------------------------------------------------
Common Stock, par value $.01        300,000    $22.9375(4)   $6,881,250     $1,817
per share (2)
--------------------------------------------------------------------------------------

[FN]
(1)   Issuable  under a  Non-Qualified  Stock Option  Agreement  with Roger H.
      Moore.   Includes   rights  to  purchase   Series  B  preference   stock
      associated with the Common Stock.

(2) Issuable under the 1997 Equity Incentive Plan. Includes rights to purchase Series B preference stock associated with the Common Stock.

(3) Adjusted to take into account the automatic conversion of each share of Class A Common Stock, par value $.01 per share, into four shares of Common Stock, par value $.01 per share, which occurred on April 5, 2000.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The maximum offering price per share is based on the average of the high and low prices of the Registrant's Common Stock as listed on the Nasdaq National Market System on October 4, 2000.

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



                                EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.



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



                                     Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:     Incorporation of Documents by Reference

      The following documents filed with the Commission by Illuminet Holdings, Inc. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14, 2000;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 12, 2000;

     3. The Company's Current Report on Form 8-K, filed with the Commission on May 15, 2000;

     4. The Company's Current Report on Form 8-K, filed with the Commission on June 14, 2000;

     5. The Company's Current Report on Form 8-K, filed with the Commission on July 14, 2000;

     6. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Commission on August 14, 2000;

     7. The Company's Current Report on Form 8-K, filed with the Commission on September 12, 2000;

     8. The Company's Current Report on Form 8-K, filed with the Commission on October 5, 2000; and

     9. The description of Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A12G, filed with the Commission on October 5, 1999, as amended by a filing made on October 7, 1999, and including any further amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4: Description of Securities

      Not applicable.

Item 5:      Interests of Named Experts and Counsel

     A partner at Blackwell Sanders Peper Martin LLP owns 9,746 shares of Common Stock of the Company, par value $.01 per share.

Item 6:      Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

     As permitted by the DGCL, the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of each of the Company's directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or the Company's stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or (4) for any transaction from which the director derived an improper personal benefit.

     As permitted by the DGCL, the Company's Certificate of Incorporation and/or the Company's Bylaws provide that (1) the Company may indemnify the Company's directors and officers to the fullest extent permitted by the DGCL, subject to certain very limited exceptions; (2) the Company may indemnify the Company's other employees to the extent that the Company indemnifies the Company's officers and directors, unless otherwise required by law, the Company's Certificate of Incorporation, the Company's Bylaws or agreements; (3) the Company may advance expenses, as incurred, to the Company's directors, officers and other employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions; and (4) the rights conferred in the Company's Bylaws are not exclusive.

     The Illuminet Holdings, Inc. Non-Qualified Stock Option Agreement by and between the Company and Roger H. Moore (the "Agreement") provides that each person who is or shall have been a member of the Committee or the Board of Directors that administers the Agreement shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she under takes to handle and defend it on his or her own behalf. According to the Agreement, the foregoing right of indemnification shall not be exclusive or any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     The Company carries insurance that insures the Company's officers and directors against liability they may incur for actions they take in their capacity as officers and directors, including liability related to alleged violations of federal or state securities laws.

Item 7:      Exemption from Registration Claimed

      Not applicable.

Item 8:      Exhibits

     4.1 Certificate of Incorporation of Illuminet Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14, 2000).

     4.2 Amendment to Certificate of Incorporation of Illuminet Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14, 2000).

     4.3 Bylaws of Illuminet Holdings, Inc., as amended on August 20, 1999 (incorporated by reference to Exhibit 3.3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14, 2000).

     4.4 Rights Agreement, dated as of November 20, 1998, by and between Illuminet Holdings, Inc. and UMB Bank, N.A., as Rights Agent, as amended on August 2, 1999 (incorporated by reference to Exhibit 4.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14, 2000).

     4.5  Amendment No. 2 to Rights Agreement (incorporated by reference to
          Exhibit 4.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14,
          2000).

     4.6 Illuminet Holdings, Inc. Non-Qualified Stock Option Agreement by and between Roger H. Moore and Illuminet Holdings, Inc., dated the 29th day of October, 1997.

     4.7 Illuminet Holdings, Inc. 1997 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14, 2000).

     5    Opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company.

     23.1 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5).

     23.2 Consent of Ernst & Young LLP, Independent Auditors.

     23.3 Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.4 Consent of Barry Morgan & Company P.C., Independent Auditors.

     24 Powers of Attorney (included in the signature page to the Registration Statement).

Item 9: Undertakings

Rule 415 Offering.

      The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

     The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lacey, State of Washington, on October 6, 2000.

                                    ILLUMINET HOLDINGS, INC.

                                    By:/s/  Roger H. Moore
                                          Roger H. Moore
                                          President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of Illuminet Holdings, Inc., hereby severally constitute Roger H. Moore and Daniel
E. Weiss, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and generally to do all such things in our names and in our capacities as directors to enable Illuminet Holdings, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                      Title                       Date

                                       Director               October 6, 2000
/s/ Theodore D. Berns
     Theodore D. Berns

                                       Director               October 6, 2000
/s/ Eugene L. Cole
      Eugene L. Cole

                                       Director
    Richard A. Lumpkin

                                       Director               October 6, 2000
/s/ James W. Strand
      James W. Strand

                                       Director               October 6, 2000
/s Gregory J. Wilkinson
   Gregory J. Wilkinson

                              Director, Chief Executive       October 6, 2000
/s/ Roger H. Moore            Officer (Principal Executive
    Roger H. Moore                     Officer)

/s/  Daniel E. Weiss           Chief Financial Officer,       October 6, 2000
      Daniel E. Weiss          Secretary and Treasurer
                               (Principal Financial and
                                 Accounting Officer)

                                Index of Exhibits

     Exhibit

     Number Document

     4.1 Certificate of Incorporation of Illuminet Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14, 2000).

     4.2 Amendment to Certificate of Incorporation of Illuminet Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14, 2000).

     4.3 Bylaws of Illuminet Holdings, Inc., as amended on August 20, 1999 (incorporated by reference to Exhibit 3.3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14, 2000).

     4.4 Rights Agreement, dated as of November 20, 1998, by and between Illuminet Holdings, Inc. and UMB Bank, N.A., as Rights Agent, as amended on August 2, 1999 (incorporated by reference to Exhibit 4.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14, 2000).

     4.5  Amendment No. 2 to Rights Agreement (incorporated by reference to
          Exhibit 4.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14,
          2000).

     4.6 Illuminet Holdings, Inc. Non-Qualified Stock Option Agreement by and between Roger H. Moore and Illuminet Holdings, Inc., dated the 29th day of October, 1997.

     4.7 Illuminet Holdings, Inc. 1997 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 14, 2000).

     5    Opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company.

     23.1 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5).

     23.2 Consent of Ernst & Young LLP, Independent Auditors.

     23.3 Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.4 Consent of Barry Morgan & Company P.C., Independent Auditors.

     24 Powers of Attorney (included in the signature page to Registration Statement).




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